UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 13, 2023

Verb Technology Company, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-38834	90-1118043
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3401 North Thanksgiving Way, Suite 240 Lehi, Utah	84003
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(855) 250-2300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	VERB	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	VERBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 13, 2023, Verb Technology Company, Inc. (the “Company”) executed an asset purchase agreement (the “APA”) with Scaleworks, Inc., a San Antonio, TX-based B2B software private equity fund, through its special purpose entity SW Direct Sales, LLC (the “Buyer”) and simultaneously closed the sale of all assets that comprised its direct sales and life sciences software-as-a-service applications, including its customer relationship management (CRM), learning management system (LMS) and live selling software applications (excluding MARKET.live, the Company’s livestream shopping platform). The Company retained, and will now focus its resources entirely on its livestream shopping platform, MARKET.live. Under the terms of the APA, the total purchase consideration is expected to be approximately $6.5 million, in cash, inclusive of a $1.5M earn-out consisting of $750,000 per year for each of the next two 12-month periods, based on the combined direct sales and life sciences business units achieving certain pre-determined revenue targets. The APA also provides for a hold-back of $250,000, described as a “profitability payment,” that is remitted back to the Company 90 days after the first anniversary of the closing date to allow the Buyer to confirm adjusted EBITDA (as defined in the APA) during the first year of the Buyer’s operations. Any deficiency is deducted dollar for dollar against the $250,000. The Buyer will hire or otherwise retain all of the Company’s employees and contractors that were dedicated to the direct sales and life sciences business units which represent approximately 74 of the Company’s 94 staff members or almost 80% of the Company’s staff. The Buyer will also assume the lease for the Company’s Utah office location, among other costs associated with the operation of those business units, as more particularly prescribed in the APA.

The Company had previously announced that it was exploring strategic alternatives when it engaged prominent M&A advisory firm Alantra in November 2022, who conducted a 7-month long process and presented several opportunities that were considered by the Company’s board of directors (the “Board”) before the Board ultimately determined at a meeting held on June 10, 2023, that the sale of these business unit assets pursuant to the terms and conditions of the proposed APA was in the best interests of the Company and its stockholders.

The press release announcing the execution of the APA and the closing is included as Exhibit 99.1 to this Current Report and is incorporated herein by reference. Verb CEO Letter to Stockholders is included as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference

Item 8.01 Other Events

On June 12, 2023, the Company’s Board approved the execution of a non-binding letter of intent (the “LOI”) to acquire certain assets of an ecommerce business (the “Target”) for its MARKET.live, livestream shopping business unit which the Company will retain (the “Acquisition”). The Target’s unaudited financial statements indicate that for the year-ended December 31, 2022, the Target generated transactions totaling approximately $9.5M in gross merchandise value (“GMV”) and was cash-flow positive. It was represented that the GMV was generated by the Target’s approximately 70,000 current active subscribers, each of whom receive daily auto-generated communications from the Target about the preferred brands and products the subscribers selected at sign-up, available for sale each day. Subject to the successful completion of the Acquisition, the Company intends to incorporate the Target’s technology and operations into its livestream shopping platform, MARKET.live, so that the transactions that comprise the Target’s GMV will be facilitated on and through the Company’s MARKET.live platform, potentially at higher margins. Potential corollary benefits of the transaction include the exposure of the MARKET.live shoppable entertainment programming to the Target’s 70,000 subscribers, possibly driving additional sales, among other benefits. Consideration for the proposed Acquisition will be a combination of cash and stock, structured as a seller note payable over 24 months; payments are subject to actual cash receipts as represented by the seller.

The proposed Acquisition is subject to definitive closing documents, further price negotiation based on a mutually selected fairness opinion/valuation expert, further due diligence, and an audit, among other pre-conditions to closing, and as a result, there can be no assurance that the Acquisition will be completed or if completed, that it will be done on the terms currently contemplated by the parties.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma financial information

The Unaudited Pro Forma Condensed Combined Financial Statements of Verb Technology Company, Inc. are attached herewith as Exhibit 99.3 to this Form 8-K and incorporated herein by reference.

(c) Exhibits

Exhibit No.	Description
10.1*	Asset Purchase Agreement dated June 13, 2023, between Verb Technology Company, Inc. and SW Direct Sales, LLC.
99.1	Press release, dated June 20, 2023.
99.2	CEO Letter to Stockholders
99.3	Unaudited Pro Forma Condensed Combined Financial Information
104	Cover Page Interactive Data File (formatted in iXBRL)

* Certain schedules and exhibits have been omitted pursuant to Items 601(a)(5) and 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request. The Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2023	Verb Technology Company, Inc.

	By:	/s/ Rory J. Cutaia
	Name:	Rory J. Cutaia
	Title:	President and Chief Executive Officer